AMENDMENT NO. 1

TO THE THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

AIM TREASURER’S SERIES TRUST (INVESCO TREASURER’S SERIES TRUST)

This Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust) (the “Trust”) amends, effective December 15, 2017, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to change the name of Premier Portfolio to Invesco Premier Portfolio, Premier Tax-Exempt Portfolio to Invesco Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio to Invesco Premier U.S. Government Money Portfolio;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 1, 2017.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

OF

AIM TREASURER’S SERIES TRUST (INVESCO TREASURER’S SERIES TRUST)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF PORTFOLIO

Invesco Premier Portfolio	Institutional Class Investor Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Premier Tax-Exempt Portfolio	Institutional Class Investor Class

Invesco Premier U.S. Government Money Portfolio	Institutional Class Investor Class”

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